UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2023

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 21, 2023, Cyclo Therapeutics, Inc. (the “Company”) reported that as a result of the completion of its previously announced registered direct offering of 930,000 shares of common stock at a purchase price per share of $1.61, and prefunded warrants to purchase up to an aggregate of 1,678,696 shares of common stock at a purchase price of $1.6099 per pre-funded warrant, which was completed on January 3, 2023 and provided the Company with net proceeds of approximately $3.7 million, the Company (i) became compliant with Nasdaq Listing Rule 5550(b)(1) (the “Minimum Equity Rule”), which requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2.5 million, and (ii) remains compliant with the Minimum Equity Rule as of the date hereof.

The Company understands that the Nasdaq Stock Market will continue to monitor the Company’s compliance with the Minimum Equity Rule, and the Company may be subject delisting from Nasdaq in the future for failure to comply with such rule, including, without limitation, if the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2023 indicates that the Company was not in compliance with the Minimum Equity Rule as of March 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: March 21, 2023

By: /s/ N. Scott Fine
N. Scott Fine Chief Executive Officer